HEALTH RISK MANAGEMENT, INC. (CASE NUMBER 01-43354)			SCHEDULE B
HRM CLAIM MANAGEMENT, INC. (CASE NUMBER 01-43355)
INSTITUTE FOR HEALTHCARE QUALITY, INC. (CASE NUMBER 01-43356)
HEALTH BENEFIT REINSURANCE, INC. (CASE NUMBER 01-43357)

PROFIT AND LOSS STATEMENT QUARTER THREE

		Aug 7-31	Sept 1-30
	MONTH 1	MONTH 2	MONTH 3	QUARTER
	Of Quarter	Of Quarter	Of Quarter	TOTAL
Operating revenue		3,777,882.52	3,523,767.13	7,301,649.65
Other revenue		8.49	8.77	17.26
TOTAL REVENUE		3,777,891.01	3,523,775.90	7,301,666.91

COSTS OF GOODS SOLD				-
Direct labor		1,202,038.26	1,220,096.44	2,422,134.70
Other direct oper expense		165,261.27	192,799.04	358,060.31
Direct OH (IS/telephone, etc)		462,883.40	493,510.48	956,393.88
TOTAL COSTS OF GOODS SOLD		1,830,182.93	1,906,405.96	3,736,588.89

GROSS PROFIT		1,947,708.08	1,617,369.94	3,565,078.02

OPERATING EXPENSES				-
Officer/Insider Compensation		32,994.12	45,965.37	78,959.49
Selling and marketing		127,050.40	117,863.83	244,914.23
General and administrative		329,743.59	230,065.75	559,809.34
Rent and lease		241,563.60	283,335.81	524,899.41
Other		-	-	-

TOTAL OPERATING EXPENSES		731,351.71	677,230.76	1,408,582.47

INCOME BEFORE NON-OPERATING		1,216,356.37	940,139.18	2,156,495.55
INCOME AND EXPENSES
Non-operating income		-	-	-
Non-operating expenses		-	-	-
Interest expense		47,776.23	55,245.61	103,021.84
Depreciation expense		204,885.00	229,868.00	434,753.00
Amortization expense		375,263.00	458,788.00	834,051.00
Other gain/loss		-	-	-

REORGANIZATION EXPENSES				-
Professional fees		345,000.00	255,387.02	600,387.02
US Trustee quarterly fees		-	-	-
Other reorganization costs		2,278.00	4,115.96	6,393.96

TOTAL REORGANIZATION COSTS		347,278.00	259,502.98	606,780.98

INCOME TAX		-	-	-

NET PROFIT/LOSS		241,154.14	(63,265.41)	177,888.73